Exhibit (i)

                               Goodwin Procter LLP
                               Counsellors at Law
                                 Exchange Place
                                Boston, MA 02109
                                 T: 617.570.1000

April 29, 2004

Van Eck Worldwide Insurance Trust
99 Park Avenue
New York, New York 10016

Ladies and Gentlemen:

As counsel to Van Eck Worldwide Insurance Trust (the "Trust"), a Massachusetts business trust, we have been asked to render our opinion in connection with the issuance by the Trust of an unlimited number of shares, par value $.001 per share (the "Shares"), of the Trust representing interests in the Initial Class and R Class of Worldwide Bond Fund, Worldwide Emerging Markets Fund, Worldwide Hard Assets Fund, Worldwide Real Estate Fund and Worldwide Absolute Return Fund, each a portfolio series of the Trust, as more fully described in the prospectus and statement of additional information contained in Post-Effective Amendment No. 26 (the "Amendment") to the Registration Statement on Form N-1A (Registration No. 033-13019) of the Trust (the "Registration Statement").

We have examined the Master Trust Agreement dated January 7, 1987, as amended to date, the By-Laws of the Trust, certain resolutions adopted by the Board of Trustees of the Trust, the prospectuses and statements of additional information which form a part of the Amendment and such other documents as we deemed necessary for purposes of this opinion.

Based upon the foregoing, we are of the opinion that the Shares, when sold in accordance with the terms of the prospectus and statement of additional information relating to the Shares, as in effect at the time of the sale, will be legally issued, fully-paid and non-assessable by the Trust.

We also hereby consent to the reference to this firm in the Amendment and to a copy of this opinion being filed as an exhibit to Post-Effective Amendment No. 26 to the Registration Statement. This consent shall not constitute an acknowledgement that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ GOODWIN PROCTER LLP

GOODWIN PROCTER LLP